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                                                     Exhibit (23)
                                                    Commonwealth Edison Company
                                                     Form 8-K File No. 1-1839

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 30, 1998 on Commonwealth Edison Company and subsidiary companies consolidated financial statements as of and for the year ended December 31, 1997, included as an Exhibit to this Form 8-K Current Report of Commonwealth Edison Company dated January 30, 1998, into Commonwealth Edison Company's previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock);
(3) prospectus dated September 19, 1995, constituting part of Amendment No. 1 to Form S-3 Registration Statement File No. 33-61343, as amended (relating to Company-Obligated Mandatorily Redeemable Preferred Securities of ComEd Financing I); (4) prospectus dated June 13, 1997 constituting part of Form S-4 Registration Statement File No. 333-28369 (relating to Company-Obligated Mandatory Redeemable Preferred Securities of ComEd Financing II); and (5) Form S-8 Registration Statement File No. 333-33847 (relating to the Commonwealth Edison Company Excess Benefit Savings Plan). We also consent to the application of our report to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months ended December 31, 1997, 1996 and 1995 appearing in Exhibit 99 of this Form 8-K.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
February 18, 1998